UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2003

Tetra Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File No.)	Identification No.)
of incorporation)

3475 East Foothill Boulevard, Pasadena, California 91107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (626) 351-4664

The undersigned registrant hereby amends the following item of its Current Report on Form 8-K for the event of March 7, 2003:

Item 7.                    Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

(i)	Report of Independent Accountants

(ii)	Foster Wheeler Environmental Corporation and Subsidiaries Consolidated Balance Sheet as of December 27, 2002

(iii)	Foster Wheeler Environmental Corporation and Subsidiaries Consolidated Statement of Earnings and Comprehensive Loss for the Year Ended December 27, 2002

(iv)	Foster Wheeler Environmental Corporation and Subsidiaries Consolidated Statement of Changes in Shareholder’s Equity for the Year Ended December 27, 2002

(v)	Foster Wheeler Environmental Corporation and Subsidiaries Consolidated Statement of Cash Flows for the Year Ended December 27, 2002

(vi)	Foster Wheeler Environmental Corporation and Subsidiaries Notes to Consolidated Financial Statements for the Year Ended December 27, 2002

(b)                                  Pro forma financial information.

(i)	Tetra Tech, Inc. and Foster Wheeler Environmental Corporation and Subsidiaries — Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended September 29, 2002

(ii)	Tetra Tech, Inc. and Foster Wheeler Environmental Corporation and Subsidiaries — Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended March 30, 2003

(iii)	Tetra Tech, Inc. and Foster Wheeler Environmental Corporation and Subsidiaries — Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)                                  Exhibits.

2.3

Second Amendment to Asset Purchase Agreement dated as of April 28, 2003 by and among Tetra Tech, Inc., Tetra Tech FW, Inc., Foster Wheeler Ltd., Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Environmental Corporation and Hartman Consulting Corporation

23	Consent of Independent Accountants

Report of Independent Accountants

To the Board of Directors of

Foster Wheeler Environmental Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of earnings and comprehensive income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Foster Wheeler Environmental Corporation and its subsidiaries (the “Company”), at December 27, 2002, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements effective December 29, 2001, the Company adopted Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”.

As discussed in Note 12, on March 7, 2003, the Company sold certain assets and liabilities to Tetra Tech, Inc.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 10, the Company has issued guarantees of certain FWLLC obligations along with several other Foster Wheeler entities.  The guarantees are full and unconditional and joint and several.  Foster Wheeler LLC (“FWLLC”) has incurred significant losses in each of the years in the two-year period ended December 27, 2002 and has a shareholder deficit of $780,939,000 at December 27, 2002.  In addition, as discussed in Note 13, FWLLC has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under its credit facility agreement and therefore obtained an amendment of such agreement.  These matters raise substantial doubt about FWLLC’s and the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters is also described in Note 13.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PricewaterhouseCoopers LLP

March 25, 2003

Foster Wheeler Environmental Corporation and Subsidiaries

Consolidated Balance Sheet
As of December 27, 2002
(In thousands)

Assets
Current Assets
Cash	$6,590
Short term investment	32
Accounts receivable	33,578
Contracts in process	113,165
Prepaid expenses and other current assets	1,354
Income tax receivable	1,218

Total current assets	155,937

Property and equipment - net of accumulated depreciation	6,941

Total assets	$162,878

Liabilities and Shareholder's Equity
Current liabilities
Book Overdrafts	$6,618
Trade accounts payable, including retainages due vendors and subcontractors	26,457
Accrued employee benefits and payroll taxes	8,214
Other payable and accrued expenses	18,372
Billings and advances in excess of costs and estimated earnings on uncompleted contracts	9,474

Total current liabilities	69,135

Advances from Foster Wheeler LLC and amounts due to other affiliates, net	5,117
Notes payable - Foster Wheeler Inc.	48,000
Accrued pension costs	6,089

Total liabilities	128,341

Commitments and contingencies

Shareholder's equity
Common stock $10.00 par value; 8,800 shares authorized, issued and outstanding	88
Additional paid-in capital	54,912
Accumulated other comprehensive loss	(507)
Retained deficit	(19,956)

Total shareholder's equity	34,537

Total liabilities and shareholder's equity	$162,878

The accompanying notes are an integral part of these consolidated financial statements.

Foster Wheeler Environmental Corporation and Subsidiaries

Consolidated Statement of Earnings and Comprehensive Loss
For the Year Ended December 27, 2002
(In thousands)

Revenues
Contract revenues	$335,271

Costs and expenses
Cost of operating revenues	310,471
Selling, general and administrative expenses	24,122
Other deductions, net	8,376
Interest expense	778

Total costs and expenses	343,747

Loss before income taxes	(8,476)

Income tax provision (benefit)	(3,236)

Net loss before cumulative effect of a change in accounting principle	(5,240)

Cumulative effect of a change in accounting principle for goodwill, net of a tax benefit of $1,309	(47,355)

Net loss	(52,595)

Other comprehensive loss
Minimum pension liability adjustment net of tax benefits of $0	(507)
Total comprehensive loss	$(53,102)

The accompanying notes are an integral part of these consolidated financial statements.

Foster Wheeler Environmental Corporation and Subsidiaries

Consolidated Statement of Changes in Shareholder's Equity
For the Year Ended December 27, 2002
(In thousands)

					Accumulated
			Additional	Retained	Other	Total
	Common Stock		Paid-In	Earnings	Comprehensive	Shareholder's
	Shares	Amount	Capital	(Deficit)	Loss	Equity

Balance at December 28, 2001	8,800	$88	$54,912	$32,639	$—	$87,639

Net loss				(52,595)		(52,595)

Other comprehensive loss on pension minimum liability adjustment net of tax of $0					(507)	(507)

Balance at December 27, 2002	8 ,800	$88	$54,912	$(19,956)	$(507)	$34 ,537

The accompanying notes are an integral part of these consolidated financial statements

Foster Wheeler Environmental Corporation and Subsidiaries

Consolidated Statement of Cash Flows
For the Year Ended December 27, 2002
(In thousands)

2002
Cash flows from operating activities
Net loss	$(52,595)
Adjustments to reconcile net loss to cash flows from operating activities
Cumulative effect of a change in accounting principle	48,664
Claim writedowns and related contract provisions	13,440
Provision for doubtful accounts	2,088
Depreciation and amortization	5,145
Deferred tax	(1,883)
Loss on sale of equipment and other fixed assets	1,709
Changes in assets and liabilities
Receivables	(1,561)
Contracts in process	8,067
Accounts payable and accrued expenses	10,582
Billing in excess of costs, estimated earnings and advances on uncompleted contracts	3,422
Income taxes	(2,531)
Prepaid expenses and other current assets	455

Net cash provided by operating activities	35,002

Cash flows from investing activities
Capital expenditures	(2,258)
Proceeds from sale of properties	1,643
Increase in short-term investments	(32)

Net cash used by investing activities	(647)

Cash flows from financing activities
Decrease in book overdrafts	(2,969)
Repayment of advances from Foster Wheeler LLC	(73,308)
Proceeds of note payable from Foster Wheeler Inc.	48,000

Net cash used by financing activities	(28,277)

Effect of exchange rate changes on cash and cash equivalents
Increase in cash and cash equivalents	6,078

Cash and cash equivalents at beginning of year	512

Cash and cash equivalents at end of year	$6,590

Cash paid during the year for
Interest (net of amount capitalized)	$778

Income taxes paid, net of refund	$(132)

The accompanying notes are an integral part of these consolidated financial statements

Foster Wheeler Environmental Corporation and Subsidiaries

Notes to Consolidated Financial Statements
(In thousands)

1.                                      Organization and Businesses

Foster Wheeler Environmental Corporation (the “Company”) is a wholly owned domestic subsidiary of Foster Wheeler USA Corporation (the “Corporation”) which is an indirectly wholly-owned domestic subsidiary of Foster Wheeler LLC (“FWLLC”) which is an indirectly wholly-owned domestic subsidiary of Foster Wheeler Ltd.  The principal operations of the Company are to provide environmental engineering and construction services from initial site assessments and feasibility studies to designs, corrective actions and remediations.  The Company serves a diverse client base in both the private and public sectors, with a primary focus on the U.S. government and government agencies.  In the private sector, the Company provides comprehensive environmental services to the industrial, power, refining, chemical, petrochemical and pharmaceutical industries.  The Company employs more than 1,117 professionals in 28 U.S. offices.

The Company has significant transactions and relationships with its Parent as discussed in Notes 10, 11 and 13. The results of operations of the Company have been impacted significantly by these transactions and relationships. Accordingly the financial position and results of operations could differ significantly from those that would have resulted had the Company been an independent entity.

2.                                      Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements as of and for the year ended December 27, 2002 includes the accounts of the Company and its wholly owned subsidiary, Hartman Consulting Corporation (“Hartman”).  All intercompany balances have been eliminated.

Operating Cycle

In accordance with industry practice, current assets and current liabilities include amounts relating to long-term contracts which have operating cycles extending beyond one year.

The Company’s fiscal year is the 52 or 53 week annual accounting period ending the last Friday in December.  For 2002, the year included 52 weeks.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported.  Actual results could differ from those estimates.  Changes in estimates are reflected in the periods in which they become known.  Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes and contingencies, among others.

Revenue Recognition on Long-Term Contracts

Revenues and profits in long term fixed price contracts are recorded under the percentage of completion method.  Progress towards completion is measured using the cost to cost method, the efforts expended method or variations thereof.  These methods are applied consistently to all contracts having similar characteristics in similar circumstances. Under the cost to cost method, revenues and profits are recognized based on the ratio that costs incurred bear to total estimated costs.  Under the efforts expended method, revenue and profits are recognized based on the ratio that incurred labor dollars bear to total estimated labor dollars.  Variations of these two methods are used on multiyear contracts that require significant engineering effort and multiple delivery of units.  These methods are subject to physical verification of actual progress towards completion.

Revenues and profits on costs reimbursable contracts are recorded as the costs are incurred.  The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.  Certain contracts contain provisions for performance incentives.  Such incentives are recognized when realization is probable.

Contracts in progress are stated at cost increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts.  Pursuant to contract provisions, agencies of the U.S. Government and certain other customers have title to, or a security interest in, contracts in progress related to such contracts as a result of advances, performance-based payments and progress payments. Such advances and payments are presented as “billings and advances in excess of costs and estimated earnings on uncompleted contracts” in the balance sheet.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to ten years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs.  The Company records claims in accordance with paragraph 65 of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.  This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated.  Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable.  If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred.  Costs attributable to claims are treated as costs of contract performance as incurred.

Contract claim amounts recorded in unbilled contract costs were approximately $12,700 and $19,450 at December 27, 2002 and December 28, 2001, respectively.  The decrease in recorded claims of $6,750 has resulted from a provision for claim writedowns of approximately $10,300 offset by new claims recorded of approximately $3,550.  At December 27, 2002 claims primarily relate to two termination for convenience claims and requests for equitable adjustment claims against a US Government agency for a project currently being executed. If these claims were to be unsuccessful, the costs would be charged to cost of operating revenues.

Cash and Cash Equivalents

Cash and cash equivalents include only cash balances.

Book Overdrafts

As of December 27, 2002, the Company had book overdrafts of $6,618 included in current liabilities in the accompanying consolidated balance sheet.

Short-Term Investments

Short-term investments consist of a time deposit purchased with an original maturity in excess of three months.

Trade Accounts Receivable

In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts.  Final payments of all such amounts withheld, which might not be received within a one-year period are indicated in Note 3.  In conformity with industry practice, however, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.  In 2002, a provision for doubtful accounts of $2,088 was recorded to cover potential losses relating to bankrupt customers and amounts in litigation.  As of December 27, 2002, the allowance for doubtful accounts is $2,088.

Property and Equipment

Property and equipment are recorded at historical cost.

Office furniture and equipment are depreciated for financial reporting purposes using the straight-line method over the estimated service lives, which range from 3 to 10 years.

Leasehold improvements are amortized using the straight-line method over the lesser of their estimated useful lives or the terms of the leases.

Construction equipment is depreciated using the straight-line method over the estimated service lives that range from two to five years.  Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Expenditures for maintenance and repairs, which do not materially extend the useful lives of assets, are charged to expense as incurred.  Renewals and betterments are capitalized.

In July 2001, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations”.  This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.  The Company is currently assessing the impact of the adoption of this new statement.

Impairment of Long-Lived Assets

Management of the Company monitors the carrying value long-lived assets for potential impairment on an on-going basis.

Effective December 29, 2001, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS 144 addresses the accounting for long-lived assets to be disposed of by sale and resolves significant implementation issues relating to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of”.  Potential impairment would be determined by comparing the carrying value of these assets with their expected future net cash flows excluding interest and taxes.  Should the sum of the expected future net cash flows be less than the carrying amount, management would determine whether an impairment loss should be recognized.  The Company’s results of operations and financial position were not affected by the initial adoption of this statement.

Intangible Assets

Certain acquisitions were accounted for by the purchase method of accounting.  The excess of the cost over the fair value of net assets acquired from such acquisitions was being amortized over thirty-five years on a straight-line basis through December 28, 2001.

Effective December 29, 2001, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”) which supersedes APB Opinion No. 17, “Intangible Assets”.  The statement requires that goodwill and intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually.  The Company tests for impairment at the reporting unit level as defined in SFAS No. 142.  This test is a two-step process.  The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill.  If the fair value exceeds the carrying amount, goodwill is not considered impaired.  If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any.  The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill.

Impairment losses have been measured as of December 29, 2001.  The Company recognized $48,664 of impairment losses in 2002 related to all of its goodwill as a cumulative effect of a change in accounting principle. An impairment of the goodwill on the Company was initially determined based upon indications of its market value from potential buyers.  Based upon the market value, it was determined under step one that a potential impairment existed.  The Company then completed step two and determined that a full write down of the goodwill was required.

As of December 27, 2002 and December 28, 2001, the Company had unamortized goodwill of $0 and $48,664, respectively.

Income Taxes

The Company’s operations are included in FWLLC’s consolidated federal income tax return.  Provision or benefit related to current federal income taxes is calculated on a separate return basis and is payable to, or receivable from FWLLC.

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”).  SFAS No. 109 requires that the Company recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated balance sheet or tax returns.  Under this method, deferred assets and liabilities are established for the difference between financial reporting and income tax basis of assets and liabilities, as well as operating losses.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates on the date of the enactment of the new law.

Concentration of Credit and Market Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of accounts receivable and unbilled balances.  The Company places its cash and cash equivalents with high quality financial institutions.  Approximately 72% of accounts receivable and unbilled balances are due from the U.S. Government and U.S. Government Agencies.  Receivables from several projects are subject to governmental funding approvals.

Revenues for the year ended December 27, 2002 include approximately $215,630 and $44,667 of revenues relating to long-term contracts with the United States Departments of Defense and Energy, respectively. Approximately 30% and 69% of revenues are related to consulting engineering and remediation activities, respectively.

Recent Accounting Developments

In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections”.  SFAS 145 rescinds previous statements regarding the extinguishment of debt and amends SFAS 13, “Accounting for Leases” to eliminate an inconsistency between the required accounting for sale/leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale/leaseback transactions.  The provisions of SFAS 145 related to the extinguishment of debt are to be applied to fiscal years beginning after May 15, 2002.  The provisions of SFAS 145 related to the amendment of SFAS 13 are effective for transactions occurring after May 15, 2002.  The Company is currently assessing the impact of the adoption of this new standard.

In June 2002, the FASB issued SFAS 146 “Accounting for Costs Associated with Exit or Disposal Activities”.  SFAS 146 requires liabilities associated with an exit or disposal activity be recognized at fair value when the liability is incurred.  This contrasts with existing accounting requirements, under which liabilities for exit or disposal activities are recognized at the date of an entity’s commitment to an exit plan.  The provisions of SFAS 146 are effective for exit or disposal activities initiated after December 31, 2002, although early adoption is permitted.  The Company implemented SFAS 146 in the fourth quarter of 2002. The Company’s results of operations and financial position were not affected by the initial adoption of this new standard.

In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”  SFAS 148 amends SFAS 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  It also amends the disclosure requirements of SFAS 123 to require prominent disclosures, in both interim and annual financial statements, about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation.  The Company’s results of operations and financial position were not affected by the initial adoption of this new standard.

In November 2002, the FASB issued FASB Interpretation (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”.  This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued.  It also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  The interpretation does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. FIN 45 also incorporates, without change, the guidance in FIN 34, “Disclosure of Indirect Guarantees of Indebtedness of Others”, which is being superseded.

This Interpretation does not apply to certain guarantee contracts and the provisions related to recognizing a liability at inception for the fair value of the guarantor’s obligation do not apply to the following:

a.     Product warranties

b.     Guarantees that are accounted for as derivatives

c.     Guarantees that represent contingent consideration in a business combination

d.              Guarantees for which the guarantor’s obligations would be reported as an equity item (rather than a liability)

e.               An original lessee’s guarantee of lease payments when that lessee remains secondarily liable in conjunction with being relieved from being the primary obligor (that is, the principal debtor) under a lease restructuring

f.                 Guarantees issued between either parents and their subsidiaries or corporations under common control

g.              A parent’s guarantee of a subsidiary’s debt to a third party, and a subsidiary’s guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent.

However, the guarantees described in (a)-(g) above are subject to the disclosure requirements.

The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002.  The Company in its 2002 financial statements has implemented the disclosure requirements of this interpretation.

3.                                      Accounts Receivable

The following tabulation shows the components of trade accounts receivable:

December 27,
2002
From long-term contracts
Amounts billed due within one year	$34,557

Retention
Billed
Estimated to be due in
2002	—
2003	954
2004	155
Total billed retentions	1,109

Total receivables from long-term contracts	35,666
Less, allowance for doubtful accounts	2,088
Net receivables from long-term contracts	$33,578

The balances billed pursuant to retainage provisions in contracts are generally due upon substantial completion of the contract and acceptance by the client.

4.                                      Contracts in Process

The following table indicates the components of unbilled costs and estimated earnings on uncompleted contracts relating to long-term contracts as of December 27, 2002 and their balance sheet captions.

Unbilled costs and estimated earnings on uncompleted contracts	$113,165
Billings in excess of costs, estimated earnings and advances on uncompleted contracts	9,474
$103,691

Unbilled costs and fees on uncompleted contracts are generally includable in the following month’s billings, or become billable pursuant to the contract billing terms.

Unrecovered costs not billed are limited to estimated realizable values and include costs applicable to project change orders, pending authorization by the client, which are expected to be billed and collected within one year.

5.                                      Property and Equipment

The components of property and equipment as of December 27, 2002 are as follows:

Construction equipment	$5,130
Office furniture and equipment	13,531
Leasehold improvements	1,478

Total	20,139

Less, accumulated depreciation	13,198

Property and equipment - net	$6,941

Depreciation expense and loss on the sale of property and equipment, which are included as cost of operating revenues and other deductions, respectively, for the year ended December 27, 2002 were $4,922 and $1,710, respectively.

6.                                      Income Taxes

The Company’s operations are included in FWLLC’s consolidated federal income tax return.  Current federal income taxes are payable to FWLLC and are calculated on a separate return basis.  Amounts due from FWLLC for income taxes as of December 27, 2002 of $1,218 are included in the accompanying consolidated balance sheet as income taxes receivable.

The provision for income taxes on losses was as follows:

2002

Current tax (benefit)/expense
Federal	$(2,538)
State	(124)

Total current	(2,662)

Deferred tax (benefit)/expense
Federal	(1,505)
State	(378)

Total deferred	(1,883)

Total provision/(benefit) for income taxes	(4,545)

Less, tax benefit attributable to change in accounting method	(1,309)

Provision (benefit) for income taxes	$(3,236)

Deferred taxes comprise the following:

2002

Differences between book and tax depreciation	$(462)

Deferred tax liability	(462)

Goodwill	8,606
Contract expenses not currently deductible for tax purposes	3,077
Accrued pension liability	2,454
Allowance for bad debts	839
Capitalized proposed costs	413
Other reserves	453
Valuation allowance	(15,380)

Net deferred tax assets	462
$—

The valuation allowance increased by $15,380 in 2002.  Such increase is required under FASB 109, “Accounting for Income Taxes”, when there is an evidence of losses from operations in the three most recent fiscal years.  For statutory purposes, the majority of deferred tax assets for which a valuation allowance is provided in the current year do not begin expiring until 2020 and beyond, based on the current tax laws.  The amount of the deferred tax assets considered realizable, however, could change in the near future if estimates of future taxable income during the carryforward period are changed.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory rate to losses before income taxes, as a result of the following:

	2002
	$	%

Tax provision/(benefit) at U.S. statutory rate	$(2,967)	(35.0%	)
State income taxes, net of Federal income tax benefit	(418)	(4.9)
Permanent differences	149	1.7
	$(3,236)	(38.2%	)

7.                                      Pension and Other Postretirement Benefit Plans

From October 11, 1994 through March 31, 1995, the Company’s employees were included in the Foster Wheeler Corporation (“FWC”) pension plan.  Effective April 1, 1995, the Company established its own pension plan (the “Plan”) for its eligible employees and the assets and liabilities attributable to the accrued benefits of its employees transferred from the FWC pension plan to the Company’s Plan.  The Plan provides participants a benefit equal to the same benefit they would have earned if they had continued to participate under the FWC pension plan.  The Company funds the cost of the Plan which covers substantially all full-time employees.  Under the Plan, retirement benefits are primarily a function of both years of service and level of compensation.  For purposes of the Company’s employees, service date commences effective October 11, 1994.

Effective January 1, 1999, the Company instituted a cash balance account as the payment terms of its pension plan.  Current employees were given a one-time opportunity to elect this payment option as an alternative to the current Plan, which is a final average earnings formula plan.  The final average earnings pension design provides vested non-union employees with a monthly benefit at retirement.  All new employees will receive pension payment under this new cash balance account.  The cash balance account allows vested non-union employees to receive a lump sum payment at retirement or departure based on annual credits earned.

The Company also has an unfunded non-qualified defined benefit plan, the FWENC Supplemental Executive Retirement Plan (“SERP”).  Senior executives and certain key employees are entitled to participate in this plan.

The Company in the year ended December 27, 2002 recognized a cumulative minimum liability in its financial statements for the underfunded Plan in the amount of $507.  There was no impact on earnings before income taxes.  The minimum pension liability will change from year to year as a result of revisions of actuarial assumptions, experience gains or losses and settlement rate changes.

The following tables set forth the funded status of the Plan and SERP as of December 27, 2002:

	Qualified
	Plan	SERP

Change in benefit obligation
Benefit obligation at beginning of year	$19,165	$426
Service cost	3,372	58
Interest cost	1,380	28
Actuarial loss	2,414	24
Benefit paid	(219)	—

Benefit obligation at end of year	26,112	536

Change in plan assets
Fair value of plan assets at beginning of year	13,338	—
Actual return on plan assets	(1,282)	—
Employer contributions	3,329	—
Benefits paid	(219)	—
Expenses paid	(188)	—

Fair value of plan assets at end of year	14,978	—

Funded status	(11,134)	(536)
Unrecognized net actuarial loss	5,961	33
Unrecognized prior service cost	(1,149)	(148)
Adjustment for minimum pension liability	(507)	—

Accrued benefit cost	$(6,829)	$(651)

At December 27, 2002 $1,391 and $6,089 of the accrued benefit cost has been recorded in accrued employee benefits and payroll taxes and accrued pension costs, respectively.

The Company also has a defined contribution plan.  Effective January 1, 1995, the Company’s salaried employees became eligible to participate in the Foster Wheeler LLC 401(K) plan (the “401(K) Plan”).  Employees may contribute from 1% to 15% of their salary to designated investment funds.  The Company adds a matching contribution of 50% of the employees’ contribution up to a maximum of 6% of the employees’ salary.  Employees vest in the Company’s contributions to the 401(K) Plan at a rate of 20% for each completed year of service.  The employees are fully vested at the end of five years of service.  For the year ended December 27, 2002, the Company made contributions to the 401(K) Plan totaling approximately $1,667.

	Qualified
	Pension	SERP

Periodic benefit cost
Service cost	$3,372	$58
Interest cost	1,380	28
Expected return on plan assets	(1,461)	—
Amortization of prior service cost	(147)	(15)
Other	134

SFAS No. 87 total net periodic pension cost	$3,278	$71

Actuarial assumptions
Discount rate as of December 28, 2001	7.400%
Discount rate as of December 27, 2002	6.625%
Long term rate of return as of December 28, 2001	10.000%
Long term rate of return as of December 27, 2002	8.500%
Salary scale	5.0%

8.                                      Operating Leases

The Company has non-cancelable lease commitments for office space expiring on various dates to 2006.  Several of these leases contain renewal options and provide for escalation of rentals due to increase in real estate taxes and operating costs.  Future annual minimum rentals, on a calendar year basis, for all leases are as follows:

2003	$6,978
2004	6,547
2005	2,601
2006	283

$16,409

Rent expense for the year ended December 27, 2002 was $7,172.

9.                                      Commitments and Contingencies

The Company entered into a long-term contract with a government agency that is to be completed in four phases.  The first phase was for the design, permitting and licensing of a spent fuel facility.  This phase was completed for a price of $66,700.  The recently started second phase is billed on a cost plus fee basis and is expected to last for approximately 24 months.  In this phase, the Company must respond to any questions regarding the initial design included in phase one.  Phase three, which is expected to begin in the first quarter of 2004, is for the construction, start-up and testing of the facility for a fixed price of $114,000, which is subject to escalation.  This phase is scheduled to last two years and requires that the Company fund the construction cost.  In addition, a surety bond for the full contract price is required.  The Company may experience difficulty in obtaining surety bonds and bank guarantees/letters of credit on an unsecured basis in the future due to the changing view toward risk of loss in the current market, and FWLLC’s credit rating.  This may impact the Company’s ability to secure new business.  The cost of the facility is expected to be recovered in the first nine months of operations under phase four, during which the Company will operate the facility at fixed rates, subject to escalation, for approximately four years.

The Company enters into various contracts providing for assessment of damages for nonperformance or delays in completion in the normal course of business.  Management of the Company believes that the disposition of suits which have been or may be brought against the Company by customers alleging deficiencies in work performed will not result in charges against assets or earnings materially in excess of amounts previously provided by the accounts, however, there can be no assurance.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty.  As additional information concerning the estimates used becomes known, the Company reassesses its position with respect to contingencies and other potential exposures.  Estimates relating to legal matters are subject to change as events evolve and as additional information becomes available during the administration and litigation process.

As of December 27, 2002, the Company has, for the benefit of its customers, outstanding performance and payment bonds, in the aggregate amount of approximately $134,286.

The Company is subject to the Federal Acquisition Regulation (“FAR”) issued by the U.S. Office of Federal Procurement Policy as supplemented by U.S. government agencies including the Department of Defense, Defense FAR Supplement (“DFARS”) and the Department of Energy — Department of Energy Acquisition Regulation (“DEAR”).  The Company is also subject to audit by the U.S. Government and U.S. Government agencies.

10.                               Guarantees

As a result of the reorganization of Foster Wheeler Corporation on May 25, 2001, FWLLC, as successor to Foster Wheeler Corporation, became obligor for Foster Wheeler Corporation’s $200,000 6.75% notes due November 15, 2005 (the “Notes”).  In connection with FWLLC’s finalizing the Senior Credit Facility, approximately 30 Foster Wheeler affiliates including the Company issued guarantees in favor of the holders of the Notes or otherwise assumed the obligations under the indenture governing the Notes. Each of the guarantees is full and unconditional and joint and several.

Additionally, the Company, along with the same affiliates who issued guarantees in favor of the Notes, also issued a guarantee in favor of the bank group that issued the Senior Credit Facility (see Note 12).  Each of the guarantees is full and unconditional and joint and several.

Due to their nature it is impracticable to determine the fair value of these guarantees issued by the Company.

11.                               Stock Option Plans

Both Foster Wheeler Ltd. and the Company account for stock options in accordance with Accounting Principles Board (APB) No. 25, “Accounting for Stock Issued to Employees” and have adopted the disclosure-only provision of the Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation — Transition and Disclosure.”  Accordingly, no compensation cost has been recognized by the Company relating to these stock option plans. No options were issued and no options vested during the year ended December 27, 2002. Therefore, there would be no difference between net income reported on a pro forma basis and net income as reported.

Under Foster Wheeler Ltd.’s 1995 Stock Option Plan approved by that company’s shareholders in April 1995 and amended in April 1999 and May 2002, the total number of shares of common stock that may be granted is 5,300,000. Under Foster Wheeler Ltd.’s 1984 Stock Option Plan the total amount of common shares on which options may be granted is 1,700,000.

These plans provide that shares granted be issued from Foster Wheeler Ltd.’s authorized but unissued or reacquired common stock. The price of the options granted pursuant to these plans will not be less than 100% of the fair market value of the shares on the date of grant. An option may not be exercised within one year from the date of grant and no option will be exercisable after ten years from the date of grant.

In connection with the reorganization of Foster Wheeler Corporation on May 25, 2001(now known as Foster Wheeler Ltd.), obligations under the stock option plans were assumed by Foster Wheeler Inc., an indirect wholly owned subsidiary of Foster Wheeler Ltd.

Information as of and for the year ended December 27, 2002 relating to options granted to Company personnel and options available for grant is as follows:

	2002
		Weighted-
		Average
		Exercise
	Shares	Price

Options outstanding, beginning of year	111,750	$14.90

Options exercised	—	—

Options granted	—	—

Options cancelled or expired	—	—

Options outstanding, end of year	111,750	14.90

Option price range at end of year	$5.6875 to $29.75

Option price range for exercised shares	—	—

Options available for grant at end of year	445,069	—

Weighted-average fair value of options granted during
the year	—	—

Options exercisable at end of year	111,750	$14.90

The following table summarizes information about fixed-price stock options outstanding as of December 27, 2002:

	Options Outstanding			Options Exercisable
		Weighted-
	Number	Average Remaining	Weighted- Average	Number	Weighted- Average
Range of	Outstanding	Contractual	Exercise	Exercisable	Exercise
Exercise Prices	at 12/27/02	Life	Price	at 12/27/02	Price

$ 29.75	7,500	3 yrs	$29.75	7,500	$29.75
36.9375	10,000	5 yrs	36.9375	10,000	36.9375
27.625	11,000	6 yrs	27.625	11,000	27.625
13.50 to 15.0625	27,000	7 yrs	14.4259	27,000	14.4259
9.00	18,000	8 yrs	9.0000	18,000	9.00
5.6875	38,250	9 yrs	5.6875	38,250	5.6875
	111,750			111,750

12.                               Subsequent Event

On March 7, 2003, the Company sold certain assets of the Company to Tetra Tech, Inc. for net cash proceeds of $80,000 consisting of $72,000 sales proceeds and the balance from the cash retained in the business. The financial statements do not reflect any adjustments to the assets and liabilities that might be required as a result of the transaction.

13.                               Related Party Transactions

The Company enters into long- term contracts as a subcontractor for certain Foster Wheeler affiliates.  Included in the statement of earnings for 2002 is operating revenue of $2,341 and cost of operating revenue of $2,359 relating to such contracts.  As of December 27, 2002 amounts due from/ (due to) FW affiliates relating to such long-term contract activity were $1,221 and ($126), respectively.  Such amounts are shown as advances from Foster Wheeler LLC on the balance sheet.

FWLLC acts as a banking agent to the Company, managing cash and financing requirements as needed by the Company.

FWLLC advances funds to the Company to meet the cash requirements of its daily operating activities.  Advances totaled approximately $6,212 at December 27, 2002.  FWLLC charges the Company interest on such advance balance on a monthly basis at 1% below the existing prime rate.

Payables due to FWLLC in the amount of $15,000 at December 27, 2002 are included in other payables and accrued expenses.  Such payables relate to charges incurred by FWLLC on behalf of Foster Wheeler Environmental Corporation from 2000 to 2002.

On May 24, 2002, the Company issued a Note Payable to Foster Wheeler Ltd. in the amount of $48,000 which requires quarterly installments of $1,200 commencing March 31, 2010 with the final installment of principal due and payable on December 31, 2019.  Interest on the note payable is at an annual rate equal to the prime rate minus 1%, to be paid monthly in arrears commencing June 30, 2002.  Amounts due under this note payable are as follows:

2010	$4,800
2011	4,800
2012	4,800
2013	4,800
2014	4,800
2015	4,800
2016	4,800
2017	4,800
2018	4,800
2019	4,800

$48,000

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Realization of assets and the satisfaction of liabilities in the normal course of business is dependent to a degree on FWLLC.  FWLLC is rated “B3” by Moody’s Investors Service with negative outlook.

FWLLC has substantial debt obligations and during 2002 it was unable to comply with certain debt covenants under its previous revolving credit agreement.  Accordingly, FWLLC received waivers of covenant violations and ultimately negotiated new credit facilities, in August 2002.  While management believes its operating plans, if met, are sufficient to assure compliance with the terms of its new debt agreements, as amended, there is no assurance that FWLLC will do so during 2003.  These matters raise substantial doubt about FWLLC’s ability to continue as a going concern.  FWLLC’s plans in regard to these matters are described below.

In August 2002, FWLLC finalized a Senior Credit Facility with its lender group.  This facility, including a $71,000 term loan, a $69,000 revolving credit facility, and a $149,000 letter of credit facility, expires on April 30, 2005.  This facility is collateralized by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and 66% of the stock of the first-tier foreign subsidiaries.  The facility has no scheduled repayments prior to maturity on April 30, 2005.  The facility requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow.  FWLLC retains the first $77,000 of such amounts and also retains a 50% share of the balance.  The financial covenants in the facility commence at the end of the first quarter 2003 and include a senior leverage ratio and a minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) level as described in the agreement, as amended.  With the sale of certain assets of Foster Wheeler Environmental Corporation on March 7, 2003, cumulative sales proceeds received, as defined in the agreement, approximate $75,000.

Amendment No. 1 to the Credit Agreement, obtained on November 8, 2002, provides covenant relief of up to $180,000 of gross pre-tax charges recorded by FWLLC in the third quarter of 2002.  The amendment further provides that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. In the 4th quarter 2002, $11,000 of the contingency risks were favorably resolved, and additional project reserves were established for $19,000 leaving a balance of $33,000.

Amendment No. 2 to the Credit Agreement, obtained on March 24, 2003, modifies: (i) certain definitions of financial measures utilized in the calculation of the financial covenants; (ii) the Minimum EBITDA, and Senior Debt Ratio, as specified in section 6.01 of Credit Agreement; and (iii) Section 2.12(a) of the Credit Agreement providing for a prepayment of principal in the aggregate amount of $10,000.

Due to FWLLC’s significant leverage, management is reviewing various options to restructure its balance sheet.  Although no definitive plans have been finalized at this point, such options may include, among other things, debt for equity exchanges, debt for debt exchanges, equity for equity exchanges, and additional asset sales.  There can be no assurances, however, that FWLLC can successfully effect any of the foregoing.

FWLLC initiated a comprehensive plan to enhance cash generation and to improve profitability during 2002.  Management’s comprehensive plan to address FWLLC’s domestic liquidity issues included generating approximately $150,000 from asset sales, collection of receivables and resolving disputed claims through the end of the first quarter 2003, and an additional $40,000 over the following six months.  As of December 27, 2002, FWLLC generated approximately $60,000 through these efforts, and with the sale of certain assets of the Company on March 7, 2003, an additional $80,000 has been generated.  An additional $10,000 has also been received through more efficient working capital management.  The $40,000 is still expected to be received from asset sales and claims recoveries over the course of the year 2003.  Management forecasts that the cash on hand, together with cash from operations, asset sales, collection of receivables and claims recoveries will be sufficient to fund FWLLC’s working capital needs through the first quarter of 2004.  Failure by FWLLC to achieve its forecast could have a material adverse effect on FWLLC’s financial condition and the Company.

TETRA TECH, INC. AND

FOSTER WHEELER ENVIRONMENTAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 29, 2002

In thousands, except per share data	Historical (Note 2)		Pro forma (Note 3)
	Tetra Tech,
	Inc.	FWENC	Adjustments	Consolidated
Gross Revenue	$966,223	$335,271	$—	$1,301,494
Subcontractor Costs	225,508	—	137,942	363,450
Net Revenue	740,715	335,271	(137,942)	938,044

Cost of Net Revenue	582,153	310,471	(137,942)	754,682
Gross Profit	158,562	24,800	—	183,362

Selling, General and Administrative Expenses	98,141	32,498	1,122	131,761
Income (Loss) from Operations	60,421	(7,698)	(1,122)	51,601

Interest Expense	9,340	778	1,495	11,613
Interest Income	3,888	—	—	3,888
Income (Loss) Before Income Tax Expense	54,969	(8,476)	(2,617)	43,876

Income Tax Expense (Benefit)	23,059	(3,236)	(1,201)	18,622
Income (Loss) Before Cumulative Effect of
Accounting Change	$31,910	$(5,240)	$(1,416)	$25,254

Earnings Per Share Before Cumulative Effect of Accounting Change:
Basic	$0.60			$0.48
Diluted	$0.58			$0.46

Weighted Average Common Shares Outstanding:
Basic	52,760			52,760
Diluted	55,086			55,086

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

TETRA TECH, INC. AND

FOSTER WHEELER ENVIRONMENTAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 30, 2003

In thousands, except per share data	Historical (Note 2)		Pro forma (Note 3)
	Tetra Tech,
	Inc.	FWENC	Adjustments	Consolidated
Gross Revenue	$478,544	$177,310	$—	$655,854
Subcontractor Costs	104,692	79,732	—	184,424
Net Revenue	373,852	97,578	—	471,430

Cost of Net Revenue	294,449	90,185	—	384,634
Gross Profit	79,403	7,393	—	86,796

Selling, General and Administrative Expenses	40,956	15,542	561	57,059
Income (Loss) from Operations	38,447	(8,149)	561	29,737

Interest Expense	4,524	—	747	5,271
Interest Income	351	—	—	351
Income (Loss) Before Income Tax Expense	34,274	(8,149)	(1,308)	24,817

Income Tax Expense (Benefit)	13,710	(2,415)	(1,368)	9,927
Income (Loss) Before Cumulative Effect of Accounting Change
	$20,564	$(5,734)	$60	$14,890

Earnings Per Share Before Cumulative Effect of Accounting Change:
Basic	$0.39			$0.28
Diluted	$0.37			$0.27

Weighted Average Common Shares Outstanding:
Basic	53,330			53,330
Diluted	55,212			55,212

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

TETRA TECH, INC. AND

FOSTER WHEELER ENVIRONMENTAL CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.             GENERAL INFORMATION

                On March 7, 2003, Tetra Tech, Inc. (“Tetra Tech”) through its wholly-owned subsidiary, Tetra Tech FW, Inc. (FWI), purchased certain assets and assumed certain liabilities of Foster Wheeler Environmental Corporation and Hartman Consulting Corporation (hereinafter collectively referred to as “FWENC”).  Excluded from the acquisition were assets of $71,316,000 primarily relating to contracts which were not acquired and liabilities of $75,597,000 primarily relating to amounts payable to Foster Wheeler, Inc. and related entities as well as certain employee benefit related liabilities which were not assumed. The purchase price, subject to a purchase price and purchase allocation adjustment based upon the final determination of the value of the tangible net assets acquired, was $72,072,000. Based upon a preliminary purchase price allocation which is not yet complete, Tetra Tech recorded goodwill of $23,903,000 and identifiable intangible assets, consisting primarily of backlog, of $9,105,000 with a weighted average amortization period of 8.5 years.

2.             PERIODS PRESENTED

                The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared by combining the historical statements of operations of Tetra Tech and FWENC and have been adjusted to assume the acquisition had taken place at the beginning of Tetra Tech’s prior fiscal year and to effect the events directly attributable to the acquisition, as described in Note 3.  The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 29, 2002 has been prepared by combining Tetra Tech’s historical audited statement of income for the year ended September 29, 2002 and FWENC’s historical audited statement of earnings for the year ended December 27, 2002.  The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 30, 2003 has been prepared by combining Tetra Tech’s historical unaudited statement of operations for the six months ended March 30, 2003 (which includes the results of operations of FWI for the period from March 7, 2003 to March 30, 2003) and FWENC’s historical unaudited statement of operations for the period from September 28, 2002 to March 6, 2003.

3.                                       PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS RELATED TO THE ACQUISITION

                For the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 29, 2002, the adjustment of $137,942,000 to Subcontractor Costs and Cost of Net Revenue relates to the reclassification to Subcontractor Costs from Cost of Net Revenue for purposes of consistent presentation.  The adjustment of $1,122,000 to Selling, General and Administrative Expenses relates to the estimated amortization of acquired intangible assets related to the acquisition.  The intangible assets are amortized on a straight-line basis over their estimated economic lives.  The adjustment of $1,495,000 to Interest Expense relates to the estimated interest expense on average borrowings of $65,000,000 on Tetra Tech’s credit facility.  Such adjustment is based upon the average interest rate and terms of the credit facility.  The adjustment of $1,201,000 to Income Tax Expense (Benefit) relates to the adjustments necessary to provide for income tax expense on consolidated income (loss) before income tax expense (benefit) at Tetra Tech’s statutory income tax rate.

                For the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 30, 2003, the adjustment of $561,000 to Selling, General and Administrative Expenses relates to the estimated amortization of acquired intangible assets related to the acquisition.  The intangible assets are amortized on a straight-line basis over their estimated economic lives.  The adjustment of $748,000 to Interest Expense relates to the estimated interest expense on average borrowings of $65,000,000 on Tetra Tech’s credit facility.  Such adjustment is based upon the average interest rate and terms of the credit facility.  The adjustment of $1,368,000 to Income Tax Expense (Benefit) relates to the adjustments necessary to provide for income tax expense on consolidated income (loss) before income tax expense (benefit) at Tetra Tech’s statutory income tax rate.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2003

TETRA TECH, INC.

By:	/s/ David W. King
David W. King
Chief Financial Officer and Treasurer